POWER OF ATTORNEY


         The undersigned hereby appoints Gregory B. Nevers or Richard W. Whitt (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto said attorneys the authority in his name and on his behalf to prepare, execute and file (individually and in the capacity stated below) any and all documents relating to a registration statement on Form S-4 to be filed by Markel Corporation (the "Company") and Markel Capital Trust I (the "Trust") and any and all amendments or supplements to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

         This power of attorney has been signed as of February 3, 1997.

/s/ ALAN I. KIRSHNER
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Alan I. Kirshner, Director, Chairman and Chief Executive Officer

/s/ LESLIE A. GRANDIS
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Leslie A. Grandis, Director

/s/ STEWART M. KASEN
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Stewart M. Kasen, Director

/s/ ANTHONY F. MARKEL
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Anthony F. Markel, Director, President
Administrative Trustee

/s/ GARY L. MARKEL
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Gary L. Markel, Director

/s/ STEVEN A. MARKEL
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Steven A. Markel, Director, Vice Chairman
Administrative Trustee

/s/ DARRELL D. MARTIN
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Darrell D. Martin, Director, Executive Vice President and Chief Financial
Officer
Administrative Trustee

/s/ V. PREM WATSA
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V. Prem Watsa, Director